Financial Results Q3 2025 October 23, 2025 Exhibit 99.2

This presentation includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this presentation are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia- Ukraine war and on-going or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

Q3 2025 Earnings (unaudited) 3 * Unaudited (1) Includes Darling’s share of DGD EBITDA (2) Per Bank Covenant In millions, except per share Q3-2025* Q3-2024* % variance YTD 2025* YTD 2004* % variance Total Net Sales $1,564.0 $1,421.9 10.0% $4,426.1 $4,297.5 3.0% Gross Margin $387.0 $313.6 23.4% $1,044.3 $944.1 10.6% Gross Margin % 24.7% 22.1% 11.8% 23.6% 22.0% 7.3% Net Income $19.4 $16.9 14.8% $5.9 $177.0 (96.7%) EPS Diluted $0.12 $0.11 9.1% $0.04 $1.10 (96.4%) Combined Adjusted EBITDA In millions Feed $174.0 $132.2 31.6% $420.5 $361.0 16.5% Food $71.6 $57.0 25.6% $212.5 $191.9 10.7% Fuel (1) $21.6 $59.7 (63.8%) $107.1 $289.6 (63.0%) Corporate ($22.3) ($12.2) 82.8% ($49.9) ($52.1) (4.2%) Total combined adjusted EBITDA $244.9 $236.7 3.5% $690.2 $790.4 (12.7%) % varianceQ3-2025* Q3-2024* % variance YTD 2025* YTD 2024* As of As of 9/27/2025* 12/28/2024 Cash and cash equivalents $ 91 $ 76 Revolver availability $ 1,173 $ 1,160 Total debt $ 4,104 $ 4,042 Net debt $ 4,013 $ 3,966 Preliminary leverage ratio (2) 3.65X 3.93X Balance Sheet In millions, except ratio data

Combined Adjusted EBITDA (in millions, unaudited) 4 $165.0 $197.0 $197.6 $230.3 $189.7 $205.9 $247.8 $115.1 $76.6 $39.1 $59.2 $6.0 $42.6 $(2.9)-10 40 90 140 190 240 290 340 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Combined Adjusted EBITDA Global Ingredients DGD $249.5 65.1% 26.8% 8.1% Q3 2025 % of Total Combined Adjusted EBITDA by Segment Feed Food Fuel $280.1 $273.6 $236.7 $289.5 $195.8 $244.9

Feed Segment

- Sales and margins increased both quarter-over-quarter and year-over-year, driven by strong global demand and disciplined execution
- Robust demand for domestic fats supported by "America First" policy and U.S. energy dominance contributed to improved revenue and margin performance
- Global rendering business (particularly Brazil, Canada and Europe) demonstrated stronger year-over-year performance driven by sustained global demand
- Export protein demand showing signs of recovery, with slightly firmer pricing trends emerging
- Minimal deferred margins on sales to DGD in Q3

US$ (in thousands)	Q3 2025*	Q3 2024*	YTD 2025*	YTD 2024*
Total Net sales	$ 1,029,115	$ 927,457	$ 2,861,930	$ 2,751,452
Cost of sales and operating expenses	779,306	727,642	2,215,402	2,171,282
Gross margin	249,809	199,815	646,528	580,170
Loss/(gain) on sale of assets	(125)	204	1,075	541
Selling, general and administrative expenses	75,938	67,445	224,973	218,598
Change in fair value of contingent consideration	—	16,156	18,024	(42,215)
Depreciation and amortization	83,590	85,480	251,139	259,493
Segment operating income	$ 90,406	$ 30,530	$ 151,317	$ 143,753
Equity in net income of other unconsolidated subsidiaries	3,277	3,782	8,431	9,109
Segment income	$ 93,683	$ 34,312	$ 159,748	$ 152,862
Segment adjusted EBITDA	**$ 173,996**	**$ 132,166**	**$ 420,480**	**$ 361,031**
DGD adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	—	—
Combined segment adjusted EBITDA (Non-GAAP)	**$ 173,996**	**$ 132,166**	**$ 420,480**	**$ 361,031**
Raw material processed (mmts)	3.2	3.1	9.3	9.3

*Unaudited

5

DARLING INGREDIENTS

Feed Segment Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA 6 *Unaudited ** When presented by Segment, no adjustments are necessary to reconcile Segment Income to Net Income/(Loss) for the Feed Segment. US $ (in thousands) Q3 2025* Q3 2024* YTD 2025* YTD 2024* Segment income** 93,683$ 34,312$ 159,748$ 152,862$ Change in fair value of contingent consideration — 16,156 18,024 (42,215) Depreciation and amortization 83,590 85,480 251,139 259,493 Equity in net income of other unconsolidated subsidiaries (3,277) (3,782) (8,431) (9,109) Segment Adjusted EBITDA (Non-GAAP) $ 173,996 132,166 420,480 361,031

Food Segment 7 *Unaudited US$ (in thousands) Q3 2025* Q3 2024* YTD 2025* YTD 2024* Total Net sales $ 380,574 $ 357,292 $ 1,115,956 $ 1,127,415 Cost of sales and operating expenses 275,751 271,861 804,765 846,766 Gross margin 104,823 85,431 311,191 280,649 Loss (gain) on sale of assets (65) 49 (34) (208) Selling, general and administrative expenses 33,250 28,351 98,709 88,939 Depreciation and amortization 29,839 26,743 86,792 82,983 Segment operating income $ 41,799 $ 30,288 $ 125,724 $ 108,935 Segment income $ 41,799 $ 30,288 $ 125,724 $ 108,935 Segment adjusted EBITDA $ 71,638 $ 57,031 $ 212,516 $ 191,918 DGD adjusted EBITDA (Darling's Share) (Non-GAAP) — — — — Combined segment adjusted EBITDA (Non-GAAP) $ 71,638 $ 57,031 $ 212,516 $ 191,918 Raw material processed (mmts) 314,000 306,000 968,000 911,000 • Consistent quarter-over-quarter sales, with year-over-year growth reflecting increased demand for collagen • Tariff-related volume softness late in the quarter, but impact was offset by strong cost management, stable demand and growth in other areas • Business remains resilient, and is anticipated to rebound in coming months as global collagen demand continues to strengthen

Food Segment Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA 8 *Unaudited ** When presented by Segment, no adjustments are necessary to reconcile Segment Income to Net Income/(Loss) for the Food Segment. US $ (in thousands) Q3 2025* Q3 2024* YTD 2025* YTD 2024* Segment income** 41,799$ 30,288$ 125,724$ 108,935$ Depreciation and amortization 29,839 26,743 86,792 82,983 Segment Adjusted EBITDA (Non-GAAP) $ 71,638 $ 57,031 $ 212,516 $ 191,918

Fuel Segment

- Lower volumes at DGD 3 due to turnaround impacted higher-margin SAF sales, moderating overall segment performance in Q3
- Higher volumes expected in Q4, with DGD 3 and 2 running, positioning the segment for an improved finish to the year
- DGD results include a $37.8 million LCM expense at the entity level
- $125 million in production tax credit (PTC) sales closed in Q3, anticipate selling another $125-175 million in PTC credits by the end of 2025.

<u>Darling's Share of Contributions to DGD</u>

- $200 million Q3 2025, $240 million YTD 2025
- $4.6 million additional contribution subsequent to quarter close

US$ (in thousands)	Q3 2025*	Q3 2024*	YTD 2025*	YTD 2024*
Total Net sales	$ 154,277	$ 137,142	$ 448,192	$ 418,615
Cost of sales and operating expenses	121,900	108,816	361,634	335,358
Gross margin	32,377	28,326	86,558	83,257
Gain on sale of assets	(185)	(2)	(402)	(434)
Selling, general and administrative expenses	8,077	7,757	25,645	24,911
Depreciation and amortization	9,129	9,297	26,481	26,687
Equity in net income/(loss) of Diamond Green Diesel	(45,844)	2,430	(70,367)	125,046
Segment operating income/(loss)	$ (30,488)	$ 13,704	$ (35,533)	$ 157,139
Segment income/(loss)	$ (30,488)	$ 13,704	$ (35,533)	$ 157,139
Segment adjusted EBITDA	**$ 24,485**	**$ 20,571**	**$ 61,315**	**$ 58,780**
DGD adjusted EBITDA (Darling's Share) (Non-GAAP)	(2,884)	39,085	45,799	230,787
Combined segment adjusted EBITDA (Non-GAAP)	**$ 21,601**	**$ 59,656**	**$ 107,114**	**$ 289,567**
Raw material processed (mmts)	351,000	391,000	1,063,000	1,110,000

*Unaudited

9

DARLING INGREDIENTS

Fuel Segment

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA

US $ (in thousands)	Q3 2025*	Q3 2024*	YTD 2025*	YTD 2024*
Segment income/(loss)**	$ (30,488)	$ 13,704	$ (35,533)	$ 157,139
Depreciation and amortization	9,129	9,297	26,481	26,687
Equity in net (income)/loss of Diamond Green Diesel	45,844	(2,430)	70,367	(125,046)
Segment Adjusted EBITDA (Non-GAAP)	**$ 24,485**	**$ 20,571**	**$ 61,315**	**$ 58,780**

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA

US $ (in thousands)	Q3 2025*	Q3 2024*	YTD 2025*	YTD 2024*
Net income/(loss)	$ (80,561)	$ 4,860	$ (123,535)	$ 250,092
Income tax expense/(benefit)	221	(29)	1,365	(58)
Interest and debt expense, net	11,922	10,093	34,072	30,372
Other income	(1,621)	(5,058)	(7,504)	(14,336)
Operating income/(loss)	(70,039)	9,866	(95,602)	266,070
Depreciation, amortization and accretion expense	75,398	68,303	204,399	195,503
DGD Adjusted EBITDA (Non-GAAP)	5,359	78,169	108,797	461,573
Less: Discount and Broker Fees	(11,126)	—	(17,199)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	$ (5,767)	$ 78,169	$ 91,598	$ 461,573
Darling's Share 50%	50 %	50 %	50 %	50 %
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$ (2,884)	$ 39,085	$ 45,799	$ 230,787

*Unaudited

10

** When presented by Segment, no adjustments are necessary to reconcile Segment Income/(Loss) to Net Income/(Loss) for the Fuel Segment.

DARLING INGREDIENTS

$0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Quarterly Avg. Prices D4 RINs (1.7 Multiple) & Yellow Grease - IL D4 RINs (x 1.7) (Right Axis) Yellow Grease - Illinois (Left Axis) $/lb Fuel Segment 11 Diamond Green Diesel (unaudited) YTD 2024Q3 2024YTD 2025Q3 2025 US $ and gallons (in millions) $230.8$39.1$45.8($2.9) Pro forma Adjusted EBITDA (Darling’s share) 987.2311.2713.7231.5Total gallons produced 983.1316.6717.7250.0Total gallons sold/shipped $0.47$0.25$0.13$(0.02) EBITDA per gallon sold/shipped* *after broker and discount fees

Appendix Proprietary12

2025 – 2027 RVO / RIN S&D

Scenarios based on EPA supplemental proposal Sept.18, 2025

- Significant RIN oversupply in 2025 due to 2023 – 2025 SREs + Est. Carryforward deficits, despite lower total BBD production in 2025
  - ~3.1B gal domestic RD+SAF
  - ~1.1B gal domestic BD
- 50% reallocation of SREs in 2026 & 2027 absorbs 100% of RIN surplus by end 2026, likely leads to incremental increase in feedstock and farm product prices in 2026 and significant increase in 2027
- 100% reallocation of SREs in 2026 & 2027 would require significantly more BBD production in 2026, likely significant increase to feedstock and farm product prices in both 2026 & 2027
- Imports of RD/SAF & BD expected to remain low

BBD margins would NEED to improve to reach either scenario's levels of production: ~1 – 3 billion additional annual gallons needed to satisfy 2026 & 2027 RVOs, depending on whether SRE reallocations are 50% or 100%

in billions RINs	**2025**	**2026**	**2027**
Beginning RIN Bank	0.50	1.71	(1.77)
SREs			
2023	0.67	-	-
2024	0.73	-	-
2025	0.78	-	-
2026	-	0.70	-
2027	-	-	0.70
=Adj. Beginning RIN Bank	2.68	2.41	(1.07)
Demand (Mandates + Exports)			
Conventional	(15.34)	(15.00)	(15.00)
Non Cellulosic Advanced	(6.60)	(7.72)	(8.10)
BBD Exports	(1.57)	(1.57)	(1.57)
Carryforward Deficits	0.50	(0.50)	
SRE Reallocation	-	(1.44)	(0.35)
% Reallocation	*0%*	*50%*	*50%*
Annual Mandated RINs	**(23.01)**	**(26.23)**	**(25.02)**
RIN Generation (Supply)			
-Ethanol	14.50	14.50	14.50
-Biodiesel Dom	1.65	1.65	1.65
-RD + SAF Dom	5.12	5.12	5.12
-Biodiesel Imp.	0.06	0.06	0.06
-RD + SAF Imp	0.23	0.23	0.23
-Other Advanced	0.49	0.49	0.49
=Total Generation	**22.04**	**22.04**	**22.04**
Ending RIN Bank:			
w/ 50% Reallocation	**1.71**	**(1.77)**	**(4.05)**
w/ 100% Reallocation	**1.71**	**(3.21)**	**(5.84)**

Source: Bloomberg Intelligence

13

$0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2021 2022 2023 2024 2025 Biofuel RIN Values ($/RIN) Source: Argus D4 - Biomass-based diesel D6 - Ethanol $0 $50 $100 $150 $200 $250 Monthly Average LCFS Carbon Credit Price (USD/MT) California LCFS and RIN Value History 14

Feed Segment – Historical (unaudited) 15 US$ (in millions) Q1-2024 Q2-2024 Q3-2024 Q4-2024 Total 2024 Q1-2025 Q2-2025 Q3-2025 Total Net Sales $ 889.8 $ 934.1 $ 927.5 $ 924.2 $ 3,675.6 $ 896.3 $ 936.5 $ 1,029.1 Gross Margin 184.1 196.3 199.8 209.3 789.5 182.3 214.5 249.8 Gross Margin % 20.7% 21.0% 21.5% 22.6% 21.5% 20.3% 22.9% 24.3% Loss (Gain) on sale of assets 0.1 0.2 0.2 (1.2) (0.7) 0.1 1.1 (0.1) SG&A 77.1 74 67.4 60.5 279.1 71.6 77.5 75.9 SG&A Margin % 8.7% 7.9% 7.3% 6.5% 7.6% 8.0% 8.3% 7.4% Operating Income 44.5 68.7 30.5 60.2 204.0 21.0 39.9 90.4 Segment Adjusted EBITDA $ 106.8 $ 122.1 $ 132.2 $ 150.0 $ 511.1 $ 110.6 $ 135.9 $ 174.0 Raw Material Processed (mmts) 3.1 3.1 3.1 3.1 12.5 3.1 3.1 3.2

Feed Segment Sales (unaudited) 16 US $ (in millions) Fats Proteins Other Total Rendering Used Cooking Oils Bakery Other Total Net sales three months ended September 28, 2024 346.9$ 369.5$ 69.7$ 786.1$ 81.6$ 47.7$ 12.1$ 927.5$ Increase/(decrease) in sales volumes (8.3) 3.5 0 (4.8) (0.6) (3.1) 0 (8.5) Increase/(decrease) in finished goods prices 84.5 (41.8) 0 42.7 44.9 2.3 - 89.9 Increase/(decrease) in currency exchange rates 5.4 7.6 2.1 15.1 (0.1) 0 0 15.0 Other change 0 0 5.1 5.1 0 0 0.1 5.2 Total change 81.6 (30.7) 7.2 58.1 44.2 (0.8) 0.1 101.6 Net sales three months ended September 27, 2025 428.5$ 338.8$ 76.9$ 844.2$ 125.8$ 46.9$ 12.2$ 1,029.1$ Fats Proteins Other Total Rendering Used Cooking Oils Bakery Other Total Net sales nine months ended September 28, 2024 972.8$ 1,119.7$ 225.9$ 2,318.4$ 253.6$ 141.1$ 38.4$ 2,751.5$ Increase/(decrease) in sales volumes (1.0) (2.3) - (3.3) (0.3) (5.2) - (8.8) Increase/(decrease) in finished goods prices 183.3 (108.4) - 74.9 37.3 13.2 - 125.4 Increase/(decrease) in currency exchange rates 4.9 8.0 2.4 15.3 (0.6) - - 14.7 Other change - - (18.4) (18.4) - - (2.5) (20.9) Total change 187.2 (102.7) (16.0) 68.5 36.4 8.0 (2.5) 110.4 Net sales nine months ended September 27, 2025 1,160.0$ 1,017.0$ 209.9$ 2,386.9$ 290.0$ 149.1$ 35.9$ 2,861.9$

Food Segment – Historical (unaudited) 17 US$ (in millions) Q1-2024 Q2-2024 Q3-2024 Q4-2024 Total 2024 Q1-2025 Q2-2025 Q3-2025 Total Net Sales $ 391.3 $ 378.8 $ 357.3 $ 361.7 $ 1,489.1 $ 349.2 $ 386.1 $ 380.6 Gross Margin 93.1 102.1 85.4 93.1 373.8 102.5 103.9 104.8 Gross Margin % 23.8% 26.9% 23.9% 25.7% 25.1% 29.3% 26.9% 27.5% Loss (gain) on sale of assets (0.3) 0.0 0.0 (1.6) (1.8) 0.1 0.0 0.0 SG&A 31.7 28.8 28.4 30.7 119.6 29.6 34 33.3 SG&A Margin % 8.1% 7.6% 7.9% 8.5% 8.0% 8.5% 8.8% 8.7% Operating Income 32.8 45.8 30.3 35.7 144.7 41.4 42.6 41.8 Segment Adjusted EBITDA 61.7 73.2 57.0 64.0 255.9 70.9 69.9 71.6 Raw Material Processed (mmts) 0.30 0.30 0.31 0.32 1.23 0.33 0.32 0.31

Fuel Segment – Historical (unaudited) 18 (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture. US$ (in millions) Q1-2024 Q2-2024 Q3-2024 Q4-2024 Total 2024 Q1-2025 Q2-2025 Q3-2025 Total Net Sales $ 139.2 $ 142.3 $ 137.1 $ 131.9 $ 550.5 $ 135.1 $ 158.8 $ 154.2 Gross Margin 26.4 28.5 28.3 31.3 114.6 26.6 27.6 32.3 Gross Margin % 19.0% 20.0% 20.7% 23.8% 20.8% 19.7% 17.3% 20.9% Loss (gain) on sale of assets (0.4) 0.0 0.0 (1.3) (1.7) (0.1) (0.1) (0.2) SG&A 8.7 8.4 7.8 7.5 32.4 8.5 9 8.1 Depreciation and amortization 8.7 8.7 9.3 9.2 35.9 8.6 8.8 9.1 Equity in net income/(loss) of DGD 78.4 44.2 2.4 24 149.1 (30.5) 6.0 (45.8) Operating Income/(Loss) 87.8 55.6 13.7 40 197.2 (20.9) 15.9 (30.5) Segment adjusted EBITDA 18.1 20.1 20.6 25.2 84.0 18.2 18.6 24.5 DGD adjusted EBITDA (Darling's Share) 115.1 76.6 39.1 59.2 289.9 6.0 42.6 (2.9) Combined adjusted EBITDA (1) $ 133.1 $ 96.8 $ 59.7 $ 84.3 $ 373.9 $ 24.2 $ 61.3 $ 21.6 Raw Material Processed (mmts) (2) 0.36 0.36 0.39 0.39 1.5 0.37 0.34 0.35

Historical Pricing

2025 Finished Product Pricing Feed Segment Ingredients	2025 Average Jacobsen Prices (USD)											
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Yellow Grease - Illinois / cwt	$33.50	$34.39	$34.50	$34.13	$34.60	$36.98	$38.28	$36.63	$39.82	$40.50	$39.43	$39.91
Used Cooking Oil (UCO) - Illinois / cwt	$40.36	$42.50	$42.50	$41.79	$43.17	$45.50	$47.25	$45.31	$51.41	$52.50	$49.50	$51.14
Bleachable Fancy Tallow - Chicago Renderer / cwt	$47.95	$54.11	$51.90	$51.32	$53.31	$58.14	$60.05	$57.16	$63.14	$65.00	$60.81	$63.00
Meat and Bone Meal - Ruminant - IL/ ton	$280.71	$272.11	$270.00	$274.27	$270.00	$270.00	$276.00	$272.01	$285.45	$298.57	$310.00	$298.01
Poultry By-Product Meal - Feed Grade - Mid South/ton	$327.50	$327.50	$327.50	$327.50	$299.17	$260.00	$267.00	$275.40	$280.00	$297.14	$333.33	$303.49
Poultry By-Product Meal - Pet Food - Mid South/ton	$552.26	$546.71	$577.38	$558.78	$520.24	$422.62	$450.00	$464.30	$450.00	$489.29	$516.07	$485.11

2025 Vegetable Oils Pricing Competing Ingredient for Feed Segment fats & biofuel feedstock	2025 Average Jacobsen Prices (USD)											
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$42.93	$44.67	$41.51	$43.04	$46.98	$49.11	$51.05	$49.04	$56.92	$54.80	$50.54	$54.08
Soybean Oil (RBD) - Central Illinois / cwt	$46.11	$47.90	$44.81	$46.27	$50.72	$52.91	$55.94	$53.19	$60.32	$56.97	$53.54	$56.96
Distiller's Corn Oil - IL/WI cwt	$44.08	$49.88	$47.95	$47.30	$52.57	$55.86	$58.48	$55.64	$64.25	$63.72	$58.29	$62.09

2025 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	2025 Average Wall Street Journal Prices (USD)											
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Corn - Track Central IL #2 Yellow / bushel	$4.45	$4.60	$4.30	$4.71	$4.51	$4.33	$4.14	$4.59	$3.19	$3.70	$3.87	$4.08

2025 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	2025 Average Thomson Reuters Prices (USD)											
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Palm oil - CIF Rotterdam / metric ton	$1,331	$1,522	$1,585	$1,479	$1,373	$1,283	$1,261	$1,306	$1,280	$1,334	$1,332	$1,315
Soy meal - CIF Rotterdam / metric ton	$369	$373	$376	$373	$374	$361	$351	$362	$334	$345	$353	$344

Comparison	*QTR. over QTR. (Sequential)*			*Year over Year (Q3)*		
	Q2-2025	Q3-2025	%	Q3-2024	Q3-2025	%
Average Jacobsen Prices (USD)	Avg.	Avg.	Change	Avg.	Avg.	Change
Yellow Grease - Illinois / cwt	$36.63	$39.91	9.0%	$37.11	$39.91	7.5%
Used Cooking Oil (UCO) - Illinois / cwt	$45.31	$51.14	12.9%	$38.21	$51.14	33.8%
Bleachable Fancy Tallow - Chicago Renderer / cwt	$57.16	$63.00	10.2%	$50.62	$63.00	24.5%
Meat and Bone Meal - Ruminant - Illinois / ton	$272.01	$298.01	9.6%	$296.12	$298.01	0.6%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$275.40	$303.49	10.2%	$362.42	$303.49	-16.3%
Poultry By-Product Meal - Pet Food - Mid South / ton	$464.30	$485.11	4.5%	$611.13	$485.11	-20.6%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$49.04	$54.08	10.3%	$44.28	$54.08	22.1%
Soybean Oil (RBD) - Central Illinois / cwt	$53.19	$56.96	7.1%	$49.77	$56.96	14.4%
Distiller's Corn Oil - IL/WI per cwt	$55.64	$62.09	11.6%	$42.90	$62.09	44.7%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$4.59	$4.08	-11.1%	$3.97	$4.08	2.8%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,306	$1,315	0.7%	$1,081	$1,315	21.6%
Soy meal - CIF Rotterdam / metric ton	$362	$344	-5.0%	$429	$344	-19.8%

19

DARLING INGREDIENTS

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Pro Forma Adjusted EBITDA to Foreign Currency and to (Non-GAAP) Combined Adjusted EBITDA
For the Three and Nine Months Ended September 27, 2025 and September 28, 2024
(in thousands, unaudited)

	Three Months Ended				Nine Months Ended		
Adjusted EBITDA	September 27,		September 28,		September 27,		September 28,
(U.S. dollars in thousands)	2025		2024		2025		2024
Net income attributable to Darling	19,363		16,949		5,864		176,972
Depreciation and amortization	124,064		123,553		368,961		375,667
Interest expense	56,925		66,846		166,765		198,947
Loss on early retirement of debt	—		—		2,978		—
Income tax expense/(benefit)	(1,248)		(17,471)		1,663		(12,790)
Acquisition and integration costs	6,156		218		11,073		5,402
Change in fair value of contingent consideration	—		16,156		18,024		(42,215)
Foreign currency loss/(gain)	(1,067)		134		(1,018)		(515)
Other (income)/expense, net	(662)		(4,735)		2,531		(12,823)
Equity in net (income)/loss of Diamond Green Diesel	45,844		(2,430)		70,367		(125,046)
Equity in net income of other unconsolidated subsidiaries	(3,277)		(3,782)		(8,431)		(9,109)
Net income attributable to noncontrolling interests	1,692		2,166		5,642		5,096
Adjusted EBITDA (Non-GAAP)	$ 247,790		$ 197,604		$ 644,419		$ 559,586
Foreign currency exchange impact	(7,560)	(1)	—		(8,826)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 240,230		$ 197,604		$ 635,593		$ 559,586
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$ (2,884)		$ 39,085		$ 45,799		$ 230,787
Combined Adjusted EBITDA (Non-GAAP)	$ 244,906		$ 236,689		$ 690,218		$ 790,373

See reconciliation of DGD Net Income (Loss) to (Non-GAAP) DGD Adjusted EBITDA within the Fuel Segment schedules.

(1) The average rates for the three months ended September 27, 2025 were €1.00:$1.17, R$1.00:$0.18 and C$1.00:$0.73 as compared to the average rates for the three months ended September 28, 2024 of €1.00:$1.10, R$1.00:$0.18 and C$1.00:$0.73, respectively.

(2) The average rates for the nine months ended September 27, 2025 were €1.00:$1.12, R$1.00:$0.18 and C$1.00:$0.71 as compared to the average rates for the nine months ended September 28, 2024 of €1.00:$1.09, R$1.00:$0.19 and C$1.00:$0.74, respectively.

20

DARLING INGREDIENTS

Non-U.S. GAAP Measures Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors. Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors. The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at September 27, 2025. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Non-U.S. GAAP Measures Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors. DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA, net of discount and broker fees, and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA. EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Financial Results Q3 2025 October 23, 2025